UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                            DNB FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                        DNB Financial Corporation [LOGO]

                               4 Brandywine Avenue
                      Downingtown, Pennsylvania 19335-0904
                                  610-269-1040

                           --------------------------

                            NOTICE OF ANNUAL MEETING
                          To Be Held on April 30, 2002

                           --------------------------



TO THE STOCKHOLDERS OF DNB FINANCIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DNB FINANCIAL CORPORATION (the "Corporation") will be held at 10:00 a.m., prevailing time on Tuesday, April 30, 2002 at the Central Presbyterian Church, 100 W. Uwchlan Avenue, Downingtown, Pennsylvania 19335 (Route 113, approximately one half mile south of the Route 30 bypass) for the purpose of considering and acting upon the following proposals:

     (1) To elect three directors to serve for three years or until their successors have been elected and qualified; and

     (2) To ratify the appointment of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2002; and

     (3) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other business which may come before the meeting.

     Stockholders of record at the close of business on March 12, 2002 are entitled to notice of and to vote at the Annual Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Ronald K. Dankanich
                                       Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania

March 20, 2002



     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                            DNB FINANCIAL CORPORATION
                               4 Brandywine Avenue
                      Downingtown, Pennsylvania 19335-0904

                           --------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 2002

                           --------------------------

Solicitation and Voting of Proxies

      This Proxy Statement is being furnished to stockholders of DNB Financial Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Central Presbyterian Church, 100 W. Uwchlan Avenue, Downingtown, Pennsylvania 19335, on Tuesday, April 30, 2002 at 10:00 a.m., and at any adjournments thereof. The 2001 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2001, accompanies this Proxy Statement, which is first being mailed to stockholders on or about March 20, 2002.

      Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of DNB Financial Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the nominees for directors named in the Proxy Statement and FOR the ratification of KPMG LLP as independent auditors for the fiscal year ending December 31, 2002.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof. Abstentions and broker non-votes are counted as present and represented for quorum purposes, but will not be included in the total number of votes cast for purposes of determining whether matters to be voted upon at the meeting have been approved. Abstentions will have the effect of a negative vote.

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

      The expenses of the solicitation of proxies will be borne by the Corporation. Certain officers, directors and employees of the Corporation and Downingtown National Bank (the "Bank") may solicit proxies personally, by mail, telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Corporation will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Corporation's common stock held by them.

Voting Securities and Beneficial Ownership Thereof

      The securities which may be voted at the Annual Meeting consist of shares of common stock of DNB Financial Corporation, par value $1.00 per share (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

      The close of business on March 12, 2002 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,745,423 shares.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information as of March 12, 2002, with respect to the beneficial ownership of each director, each nominee for election as director, each beneficial owner known by the Corporation of more than five percent (5%) of the outstanding common stock of the Corporation, certain named executive officers and all directors and executive officers as a group.

                                                               Amount and Nature of Beneficial Ownership
                                                       --------------------------------------------------------

                                                           Total           Sole          Shared
                                                         Beneficial     Voting and     Voting and     Percent
Name of                                                  Ownership      Investment     Investment        of
Beneficial Owner                                           (1,2)         Power (2)       Power        Class (3)
-------------------                                    ------------    ------------   ------------    ---------
Richard L. Bergey...........................                23,567          23,347            220       1.21%
Charles E. Bradford.........................                 5,627           5,627             --       0.29
Robert J. Charles...........................                34,299          20,660         13,639       1.77
Ronald K. Dankanich.........................                21,767          21,767             --       1.12
Thomas R. Greenleaf.........................                19,960           9,141         10,819       1.03
Vernon J. Jameson...........................                19,846          19,846             --       1.02
William S. Latoff...........................                61,826          61,826             --       3.18
Bruce E. Moroney............................                22,211          13,984          8,227       1.14
Joseph G. Riper.............................                 7,552           7,552             --       0.39
Louis N. Teti...............................                12,481          10,963          1,518       0.64
Henry F. Thorne.............................                38,304          38,304             --       1.97
James H. Thornton...........................                10,646          10,646             --       0.55
DNB Advisors................................                61,060          13,369         47,691       3.50
Directors & Executive Officers
    as group (15 Persons)...................               323,271         279,222         44,049      16.64
-------------------

(1) Based upon information furnished by the respective individual and/or filings made pursuant to the Exchange Act. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Includes shares which may be acquired by exercise of vested options granted under the 1995 Stock Option Plan of DNB Financial Corporation amounting to 9,843 shares each for Messrs. Charles, Jameson and Teti, 5,626 shares for Messrs. Latoff and Riper, 8,436 shares for Mr. Greenleaf, 9,479 shares for Mr. Thornton, 27,428 shares for Mr. Thorne, 23,347 shares for Mr. Bergey, 5,627 shares for Mr. Bradford, 19,886 shares for Mr. Dankanich, 13,365 shares for Mr. Moroney and 183,908 total shares for all Directors and Executive Officers as a group. The number of shares have been adjusted to reflect the 5% stock dividend paid in December, 2001.

(3) Shares of the Corporation's Common Stock issuable pursuant to options are deemed outstanding for purposes of computing the percentage of the person or group holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person.


                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      In accordance with its By-laws, the number of directors of the Corporation is currently set at eight (8). Each of the members of the Board of Directors of the Corporation also serves as a Director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and DNB Financial Corporation.

      The By-laws further provide that vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

      The nominees proposed for election to Class "A" of the Board of Directors at the Annual Meeting are Messrs. Thomas R. Greenleaf; Louis N. Teti and James
H. Thornton who have consented to being named as nominees and agreed to serve if elected. If any person named as nominee should become unable to serve, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that any of the directors listed above will be unable to serve as director.

      In addition, there is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the three directors in the class to be elected, during those years when three directors have been nominated. A majority vote of shares represented by proxy or in person is required for the election of directors.

Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of the three nominees.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                   ALL NOMINEES NAMED IN THIS PROXY STATEMENT

      Set forth below is certain information as of March 12, 2002 concerning the nominees for election as directors and each other member of the Corporation's Board of Directors


                NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2005

                                Principal Occupation During The
Name                     Age    Past Five Years & Service Data (1)
--------                 ---    ----------------------------------------

Thomas R. Greenleaf       74    Director; Former President of
                                   Chemical Leaman Tank Lines
                                Director Since 1979
                                Term Expires 2005

Louis N. Teti             51    Director; Attorney with the law firm
                                   of MacElree Harvey
                                Director Since 1995
                                Term Expires 2005

James H. Thornton         56    Director; Former President and Chief
                                   Executive Officer of Brandywine Hospital
                                Director Since 1995
                                Term Expires 2005

                                OTHER DIRECTORS

Robert J. Charles         73    Director and Chairman of the Board;
                                   Former President of Charles News Agency, Inc.
                                Director Since 1976
                                Term Expires 2003

Vernon J. Jameson         72    Director; Former President of
                                   V. J. Jameson & Son, Inc.
                                Director Since 1973
                                Term Expires 2003


William S. Latoff         53    Director; Principal, Bliss & Company, Ltd.
                                   Certified Public Accountants
                                Director Since 1998
                                Term Expires 2004

Joseph G. Riper           53    Director; Attorney with the law firm of
                                   Riley, Riper, Hollin & Colagreco
                                Director Since 1997
                                Term Expires 2004

Henry F. Thorne           58    Director; President and Chief Executive Officer
                                   of the Corporation and the Bank
                                Director Since 1992
                                Term Expires 2003

-------------------
(1) Includes service as a director of Downingtown National Bank prior to the formation of the Corporation in 1982. All individuals listed are directors of both the Bank and the Corporation.


General Information About the Board of Directors

      During 2001, the Bank's Board of Directors held 12 meetings, excluding committee meetings which are described below. Directors, with the exception of Mr. Thorne, who receives no director or committee fees, receive a quarterly retainer of $3,845. Mr. Charles, the Corporation's and Bank's Chairman, receives a quarterly retainer of $7,800. Outside Directors also receive $250 for each committee meeting attended. All fees are paid by the Bank. During 2001, the Corporation's Board of Directors held 8 meetings. Directors receive no fees for these meetings of the Corporation, since they are usually held on the same day as the Bank's Board Meeting. Each of the directors of the Corporation is also a director of the Bank. Each committee described below, unless otherwise noted, is a committee of the Bank and the Corporation. Neither the Bank nor the Corporation has a standing Nominating Committee.

      The Executive Committee consists of Messrs. Charles, Greenleaf, Jameson and Thorne. This Committee has the authority to exercise the powers of the Board of Directors between regular Board meetings. The Committee did not meet during 2001.

      The Benefits & Compensation Committee consists of Messrs. Charles, Greenleaf and Thorne. This Committee oversees the Human Resource policies of the Bank, which includes approving recommendations for salary increases. The Committee met one (1) time during 2001.

      The Board Loan Committee consists of Messrs. Charles, Greenleaf, Latoff, Riper and Thorne. This Committee reviews and takes action on proposed and existing loans in excess of Officers' Credit Committee authority. The Committee met 19 times during 2001.

      The Audit/Compliance Committee consists of Messrs. Charles, Greenleaf, Riper, Teti and Thornton. This Committee reviews the records and affairs of the Bank and DNB Advisors to determine their financial condition; reviews with management, the internal auditor and the independent auditors the systems of internal control; and monitors the adherence in accounting and financial reporting to generally accepted accounting principles and compliance with banking laws and regulations. The Committee met five (5) times during 2001.

      The Trust Committee consists of Messrs. Dankanich, Jameson, Latoff, Stauffer, Teti, Thorne and Thornton. This Committee reviews and recommends policies and procedures for DNB Advisors, approves estate administration and ensures compliance to applicable Federal regulations. The Committee met 12 times during 2001.

      Section  16(a)  of the  Securities  Exchange  Act  of  1934  requires  the
Corporation's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16 (a) forms they file.

Executive Officers Who Are Not Directors

      The following sets forth information with respect to executive officers of the Corporation and the Bank who do not serve on the Board of Directors. There are no arrangements or understanding between the Corporation or the Bank and any person pursuant to which any such officers were selected.

      Richard L. Bergey (Age 61), joined the Bank in September 1992 and currently serves as Senior Vice President--Credit Services Division of the Bank. Mr. Bergey is directly responsible for the Bank's lending and loan administration functions.

      Ronald K. Dankanich (Age 47), joined the Bank in October 1972 and currently serves as Senior Vice President--Operations Division, Cashier of the Bank and Secretary of the Corporation. Mr. Dankanich is directly responsible for Management Information Systems, Bank Reconcilements, Operations, Bank Services and Human Resources.

      Charles E. Bradford (Age 60), joined the Bank in July 2000 and currently serves as Senior Vice President & Director--DNB Advisors. Mr. Bradford is directly responsible for Personal and Corporate Investment and Trust Services. Prior to joining the Bank, Mr. Bradford was President of The Bradford Financial Group. Prior positions were held with First Union's Capital Management Group and the Glenmede Trust Company.

      Eileen M. Knott (Age 51), joined the Bank in January 1993 and currently serves as Senior Vice President--Audit and Compliance Officer of the Bank. Ms. Knott is directly responsible for the Bank's Audit and Compliance functions.

      Kristen LaDow (Age 42) joined the Bank in April 2001 and currently serves as Senior Vice President-Senior Loan Officer of the Bank. Ms. LaDow is directly responsible for the Bank's commercial business development efforts. Prior to joining the Bank, Ms. LaDow was Senior Vice President and Suburban Market Manager for First Union.

      Bruce E. Moroney (Age 45), joined the Bank in May 1992 and currently serves as Chief Financial Officer of both the Corporation and the Bank and as Senior Vice President--Finance Division of the Bank. Mr. Moroney is directly responsible for the Bank's investment portfolio, asset/liability management and financial reporting.

      Joseph M. Stauffer (Age 59), joined the Bank in March 1992 and currently serves as Senior Vice President--Retail Banking Division of the Bank. Mr. Stauffer is directly responsible for the Bank's community offices and marketing.

Management Remuneration

      The following table sets forth for the fiscal year ended December 31, 2001, 2000 and 1999, certain information as to the total remuneration received by any executive officers of the Corporation or the Bank receiving total salary and bonus in excess of $100,000 during each period.

                                               SUMMARY COMPENSATION TABLE

                                                                           Long Term Compensation
                                                                      ----------------------------------
                                    Annual Compensation                        Awards Payouts
                         -------------------------------------------  ----------------------------------
                                                            Other
                                                            Annual    Restricted   Securities
                                                           Compen-      Stock      Underlying    LTIP       All Other
Name and                             Salary      Bonus      sation    Award(s)      Options     Payouts    Compensation
Principal Position        Year       $ (1)         $          $           $            #           $            $
------------------------ --------   ---------   --------   ---------  ----------   ----------   --------   ------------
Henry F. Thorne            2001      184,010      7,500      --          --           4,501       --         15,842(2)
President and Chief        2000      175,490     15,000      --          --           4,501       --         12,980
Executive Officer          1999      167,190     25,000      --          --           4,502       --         13,304

Richard L. Bergey          2001      115,340      3,750      --          --           2,813                  10,629(2)
Senior Vice President      2000      110,630      7,500      --          --           2,814       --         13,078
Credit Services Division   1999      106,070     13,000      --          --           2,814       --          9,071

Charles E. Bradford        2001      102,050      3,500      --          --           2,813       --         12,168(2)
Senior Vice President      2000(3)    62,526      4,000      --          --           2,814       --            286
Director-DNB Advisors

Ronald K. Dankanich        2001       99,090      6,000      --          --           2,813       --          9,099(2)
Senior Vice President      2000       93,097     12,000      --          --           2,814       --          3,921
Operations Division        1999       85,320     15,000      --          --           2,814       --          7,488

Bruce E. Moroney           2001       99,090      5,000      --          --           2,813       --          7,165(2)
Senior Vice President      2000       93,830     10,000      --          --           2,814       --          7,608
Chief Financial Officer    1999       87,520     14,000      --          --           2,814       --          7,668
-------------------

(1)   Amounts  shown  include  cash  compensation  earned and  received  as well as amounts  earned but  deferred at the officer's election, pursuant to the Bank's 40l(k) Plan.

(2)   Amounts shown for 2001 include: (i) matching  contributions to the 401(k) Plan accounts ($1,853,  $1,730,  $1,148,
      $1,486 and $1,486,  respectively for Messrs.  Thorne,  Bergey,  Bradford,  Dankanich and Moroney);  (ii) Long Term
      Disability & Life Insurance premiums ($991, $875, $776, $754 and $754,  respectively for Messrs.  Thorne,  Bergey,
      Bradford,  Dankanich and Moroney);  and (iii) Amounts  accrued  under the Bank's  Pension Plan  ($12,998,  $8,024,
      $10,244, $6,859 and $4,925, respectively for Messrs. Thorne, Bergey, Bradford, Dankanich and Moroney). The Pension
      Plan was fully  funded  for 2001,  therefore  no  contribution  was  made.  The  amounts  provided  represent  the contributions which would have been necessary, if the plan was not fully funded.

(3)   Information represents a partial year of service.

Stock Option Plan

      On April 25, 1995, the Stockholders of the Corporation approved DNB Financial Corporation's 1995 Stock Option Plan (as amended and restated, effective as of April 27, 1999). Under the Plan, options (both qualified and non-qualified) to purchase a maximum of 298,684 shares of the Corporation's Common Stock may be issued to employees and Directors of the Corporation.

Option Grants in Last Fiscal Year

      The following table provides certain information relating to stock options granted during 2001. Certain officers not appearing in the Summary Compensation table above were also granted stock options during 2001.

      The Corporation's philosophy in granting stock options is primarily to provide a long-term incentive through such rewards, dependent on future increases in the value of the Corporation's Common Stock. Thus, executive officers are encouraged to manage the Corporation with a view toward maximizing long-term stockholder value. Directors of the Corporation are eligible to receive a non-qualified stock option to purchase 1,405 shares of common stock each year. These grants commenced on June 30, 1995 and are expected to continue on an annual basis until June 30, 2004, or until termination of this Plan. Grants of stock options are within the discretion of the Benefits and Compensation Committee by delegation from the Board of Directors. Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed ten years except that, with respect to incentive stock options awarded to persons holding 10% or more of the combined voting power of the Corporation, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed five years.

                                              OPTION GRANTS IN 2001

                                            Individual Grants
                        ----------------------------------------------------------
                                                                                         Potential Realizable
                          Number of                                                     Value at Assumed Annual
                           Shares        Percent of                                       Rates of Stock Price
                         Underlying    Total Options                                       Appreciation for
                           Options       Granted to                                           Option Term
                         Granted in     Employees in     Exercise or                   ------------------------
                            2001         Fiscal Year      Base Price    Expiration         5%           10%
  Name                      (#)              %          ($/share) (2)      Date             $            $
------------            ------------    -----------    --------------   ----------     ---------     ----------
Henry F. Thorne             4,501             19           14.95          6-30-11        42,318       107,243
Richard L. Bergey           2,813             12           14.95          6-30-11        26,448        67,024
Charles E. Bradford         2,813             12           14.95          6-30-11        26,448        67,024
Ronald K. Dankanich         2,813             12           14.95          6-30-11        26,448        67,024
Bruce E. Moroney            2,813             12           14.95          6-30-11        26,448        67,024
-------------------

(1)   The options in the above table were granted on June 30, 2001 and became exercisable on December 31, 2001.

(2)   The exercise or base price is equal to the fair market value of the Corporation's  Common Stock on the date of grant, as adjusted, pro rata, to reflect the 5% stock dividend paid in December 2001.

Aggregated Option Exercises and Year-End Value

         The following table summarizes stock options that were exercised during 2001 and the number and value of stock options that were unexercised at December 31, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

                                                                   Number of                  Value of Unexercised
                                                              Unexercised Options             In-The-Money Options
                          Shares Acquired      Value          At Fiscal Year-end               At Fiscal Year-end
Name                        On Exercise      Realized    Exercisable     Unexercisable   Exercisable(1)   Unexercisable
--------                   --------------   ----------   -----------     -------------   --------------   -------------
Henry F. Thorne                  5,237        $52,915       27,428            --            $127,263           $--
Richard L. Bergey                   --             --       23,347            --             154,890            --
Charles E. Bradford                 --             --        5,627            --              38,122            --
Ronald K. Dankanich              1,516         15,941       19,886            --             112,163            --
Bruce E. Moroney                 5,237         41,990       13,365            --              44,697            --
-------------------

(1)   Represents  the  difference  between  market value per share as of December 31, 2001 ($20.43) and specific  option prices per share.

Employment Agreement

      Effective December 31, 1996, the Bank entered into an employment agreement (the "Agreement") with Henry F. Thorne, President and Chief Executive Officer of the Bank, in order to establish his duties and compensation and to provide for his continued employment with the Bank. The Agreement provides for an initial term of employment of two years, which will be extended automatically for two additional years on each expiration date unless either the Bank or Mr. Thorne gives contrary written notice of not less than ninety days prior to the expiration date. The Agreement also provides that Mr. Thorne's base salary shall be reviewed by the Board of Directors of the Bank at the end of each year. In addition, the Agreement provides for participation in all employee benefit plans, pension plans maintained by the Bank on behalf of the respective employees, as well as fringe benefits normally associated with such officer's position. The Agreement provides for its termination upon the disability of Mr. Thorne or for cause, as defined in the Agreement.

      The Agreement also provides for restrictions on Mr. Thorne's right to compete with the Bank within 25 miles of any bank office or branch, directly or indirectly, for one year following Mr. Thorne's resignation or termination, pursuant to which he receives severance pay. Under the Agreement, if Mr. Thorne is terminated without cause or the two year term is not extended, he will receive severance pay equal to his base annual salary payable over the following year. If the Bank is liquidated or sold under a regulatory order, he will receive severance pay equal to his base annual salary for one year payable over the following year.

      The Agreement provides that if Mr. Thorne's employment is terminated at any time after a change in control of the Bank, or he submits his resignation within twelve months after the date of the change in control, he will receive as a severance payment, a lump sum payment equal to 2.00 times the higher of (i) his base salary immediately prior to the change in control or (ii) his base salary at the time of termination.

      At their board meetings in February 2002, the directors of the Corporation and the Bank approved an increase in the severance payment to 2.99 times the higher of (i) Mr. Thorne's base salary immediately prior to the change in control or (ii) his base salary at the time of termination, and provided that such increase would be self-operative without need of any formal agreement or amendment.

      For purposes of the Agreement, the term "Change of Control" is defined to mean: A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Bank, Corporation or any "person" who on the date hereof is a director or officer of the Bank or Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or Corporation representing fifty percent (50%) or more of the combined voting power of the Bank's or Corporation's then outstanding securities, or (b) during any period of two consecutive years during the term of the Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Officer Change of Control Agreements

      Effective May 5, 1998 the Bank and the Corporation entered into Change of Control Agreements (individually referred to as an "Agreement" or collectively referred to as the "Agreements") with Messrs. Bergey, Dankanich, Moroney, Stauffer and Ms. Knott (individually referred to as an "Executive" or collectively referred to as the "Executives") in order to provide the Executives with severance payments as additional incentive to induce the Executives to devote their time and attention to the interest and affairs of the Corporation. The Bank and the Corporation entered into similar agreements with Mr. Bradford on July 18, 2000 and Ms. LaDow on February 12, 2002.

      The Agreements provide that if an Executive's employment is terminated after a change in control of the Corporation or the Bank, that he or she will receive, as a severance payment an amount equal to:

(a) the annual base salary paid to the Executive and includible in the Executive's gross income for Federal income tax purposes during the year in which the date of termination occurs by the Corporation and any of its subsidiaries subject to United States income tax; multiplied by (b) 1.00. Such payment shall be made in a lump sum within one (1) calendar week following the date of termination, subject to withholding by the Corporation as required by applicable law and regulations. Notwithstanding any provision of the Agreement or any other agreement of the parties, if the severance payment or payments under the Agreement, either alone or together with other payments which the Executive has the right to receive from the Corporation, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under the Agreement being subject to the excise tax imposed by Section 4999 of the Code.

      For purposes of the Agreement, the term "Change of Control" is defined to mean: A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Bank, Corporation or any "person" who on the date hereof is a director or officer of the Bank or Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or Corporation representing twenty-five percent (25%) or more of the combined voting power of the Bank's or Corporation's then outstanding securities, or (b) during any period of two consecutive years during the term of the Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period or (c) the signing of a letter of intent or a formal acquisition or merger agreement between the Corporation or Bank, of the one part, and a third party which contemplates a transaction which would result in a "change of control".

Director Retirement and Change of Control Agreements

      Effective February 27, 2002 the Boards of Directors of the Corporation and the Bank authorized Retirement and Change of Control Agreements (individually referred to as a "Director Agreement" or collectively referred to as the "Director Agreements") with each director of the Bank and the Corporation in order to secure the future services of each director and to induce the directors to devote their time and attention to the interests and affairs of the Corporation and the Bank under all circumstances, including without limitation, circumstances involving the prospect of the director's retirement or a possible change in control of the Corporation and the Bank. The Director Agreements provide for severance compensation upon termination of a director's services for the Corporation and the Bank and all of their subsidiaries (as opposed to services as an employee) ("Director Services") if the termination occurs either
(I) due to Retirement before or after a Change in Control,  or (II) within three
(3) years after a Change in Control and other than for cause, or (III) the director voluntarily terminates his services for Good Reason within three (3) years after a Change in Control.

      The Director Agreements provide that a director shall have "Good Reason" for causing a Termination if the Termination occurs within one (1) year after any of the following events (a "Triggering Event") shall have occurred without the director's consent: (i) a reduction (for reasons other than the actions of the director) in the aggregate annual compensation paid to the director for Director Services during any fiscal year, as compared to the greater of (I) the aggregate annual compensation paid to the director for Director Services during the last full fiscal year before a Change in Control, or (II) the aggregate annual compensation paid to the director for Director Services during any subsequent fiscal year; or (ii) the Corporation's failure to give the director increases in aggregate annual compensation at least equal to any increases given to other directors of the Corporation, the Bank or any of their subsidiaries in their compensation for comparable services as director; or (iii) the imposition by the Corporation of changes in duties or schedule or location of attendance at board or committee meetings that, singly or in the aggregate, impose additional unreimbursed expense, or other unreasonable burdens, on the director in attending or participating in board or committee meetings or otherwise fulfilling his or her responsibilities.

      The amount of the severance payable under each of the Director Agreements will be equal to 2.99 times either: (i) if a change of control has occurred prior to the date of Termination, the greater of (I) the aggregate annual cash compensation paid to the director for Director Services during the Base Fiscal Year, or (II) the aggregate annual cash compensation paid to the director for Director Services during any fiscal year of the Corporation after the Base Fiscal Year, or (ii) if a change of control has not occurred prior to the date of Termination, the aggregate annual cash compensation paid to director during the last full fiscal year of the Corporation prior to the date of Termination. Such amount shall be payable in equal installments over a period of three (3) years following the date of Termination, subject to withholding of any taxes by the Company as required by applicable law and regulations. Unless the Company shall have elected to pay in more frequent installments, such installments shall be monthly. In addition, if the Corporation or the Bank paid for a director's health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) immediately prior to the date of Termination, the Corporation shall continue to pay for or reimburse the director's payments for such benefits for a period of one (1) year after the date of Termination, but in an aggregate amount not exceeding the Corporation's payments therefor in the year preceding the date of Termination.

      For purposes of each of the Director Agreements, the term "Change of Control" is defined to mean any of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date of the Director Agreement), other than the Corporation or Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or Bank representing 25% or more of the combined voting power of the Corporation's or Bank's then outstanding securities; (3) during any period of two (2) consecutive years after a Change in Control, individuals who at the beginning of such period constitute the Board of the directors of the Corporation or Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Corporation or Bank, of the one part, and a third party, which contemplates a transaction that would result in a Change of Control, but only if such letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time the Triggering Event in question occurs.

Certain Indebtedness and Transactions with Management

      The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit the Bank from making loans to executive officers and directors of the Corporation or the Bank at terms more favorable than could be obtained by persons not affiliated with the Corporation or the Bank. The Bank's policy towards loans to executive officers and directors currently complies with this limitation. The aggregate outstanding balance of the loans to all executive officers, directors or their affiliates, whose aggregate indebtedness to the Bank exceeded $60,000, at December 31, 2001, represented 4.0% of stockholders' equity of the Corporation on that date.

      The report of the Benefits & Compensation Committee is set forth below.


            Benefits & Compensation Committee Report to Shareholders

      Committee Interlocks and Insider Participation in Group Decisions -- The Benefits & Compensation Committee of the Board of Directors for the Bank is comprised of two independent Directors and the Bank's President and Chief
Executive Officer. The Committee has the responsibility for establishing an appropriate compensation policy for employees, including executive officers of the Bank, and for overseeing the administration of that policy. The President and Chief Executive Officer, Mr. Thorne, does not participate in deliberations relating to his compensation.

      Committee Report on Executive Compensation -- The Committee believes that the overall enhancement of the Corporation's performance and, in turn shareholder value, depends to a significant extent on the establishment of a close relationship between the financial interests of shareholders and those of the Bank's employees, especially its senior management. In addition to a desired pay-for-performance relationship, the Committee also believes that the Bank must maintain an attractive compensation package that will attract, motivate and retain executive officers who are capable of making significant contributions towards the success of the Bank. The key components of the compensation program are base salary, discretionary bonus and long-term incentives.

      Base Salaries -- Base salaries are determined by the assessment of each executive's performance; current salary in relation to the salary range designated for the job; experience; potential for advancement and by the performance of the Corporation. In addition, the committee considers the economic conditions and other external events that affect the operations of the Bank and by comparing the Bank's compensation practices with those of other banks and non-banking companies who are direct competitors for employee's services, including executive talent. The committee utilizes independent compensation consultants for this review. The committee is responsible for reviewing the evaluations of Senior Management and the President and Chief Executive Officer. Each executive is reviewed individually on their leadership skills; their ability to develop staff; and significant department accomplishments which affect the performance of the Bank. In addition, Senior Management is evaluated on their ability to collectively develop and evaluate strategic plans for the future growth of the Bank.

      Discretionary Bonus -- Bonuses are awarded to executives for their performance with respect to the Bank's achievements. These achievements, in the opinion of the Committee, substantially enhanced the long-term business and financial prospects of the Bank. The amounts awarded are based upon the committee's subjective assessment of the contribution of each executive.

      Long Term Incentives -- The Compensation Committee believes that a portion of executive compensation should be dependent on value created for the Bank's shareholders. Through the 1995 Stock Option Plan, the committee makes annual grants of stock options at 100% of the stock's fair market value on the date of grant to executives. Thus, executives are encouraged to manage the Bank with a view toward the future and maximizing shareholder value.

                                           Respectfully submitted,

                                           THE BENEFITS & COMPENSATION COMMITTEE
                                           Henry F. Thorne, Chairman
                                           Robert J. Charles
                                           Thomas R. Greenleaf

Pension Plan

      The Corporation does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Plan") covering all employees of the Bank, including officers, who have been employed by the Bank for one year and have attained 21 years of age. Prior to May 1, 1985, an individual must have attained the age of 25 and accrued one year of service. The Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average monthly pay, multiplied by their years of accredited service. The accrued benefit is based on the monthly average of their highest five consecutive years of their last ten years of service.

      The following table shows the estimated annual retirement benefit payable pursuant to the Plan of an employee currently 65 years of age, whose highest salary remained unchanged during his last five years of employment and whose benefit will be paid for the remainder of his life.

      During 2002, the Bank does not anticipate making a contribution to the 2001 Plan Year due to the Plan's funding status. The benefits listed in the table are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Plan for the remainder of their life.

                                      Amount of Annual Retirement Benefit
                                         With Credited Service of: (1)
      Average                 -----------------------------------------------
  Annual Earnings             10 Years    20 Years      30 Years     40 Years
  -------------------         --------    --------      --------     --------
        $ 25,000               $ 3,750     $ 7,500       $11,250     $ 15,000
          50,000                 7,500      15,000        22,500       30,000
          75,000                11,250      22,500        33,750       45,000
         100,000                15,000      30,000        45,000       60,000
         125,000                18,750      37,500        56,250       75,000
         150,000                22,500      45,000        67,500       90,000
         175,000                26,250      52,500        78,750      105,000
         200,000                30,000      60,000        90,000      120,000
-------------------
(1) Messrs. Thorne, Bergey, Bradford, Dankanich and Moroney have 9 years, 8 years, 2 years, 28 years and 9 years, respectively, of credited service under the Plan. Earnings in excess of $200,000 are not considered in determining the pension benefit.


      The Bank adopted an arrangement for supplemental compensation (the "Supplemental Plan") for its Chief Executive Officer (the "Executive") during 1999. The Supplemental Plan provides that the Bank and the Executive share in the rights to the cash surrender value and death benefits of a split-dollar life insurance policy (the "Split-dollar Policy") and provides for additional compensation to the Executive, equal to any income tax consequences related to the Supplemental Plan until retirement. The Split-dollar Policy is designed to provide the Executive, upon attaining age 65, with projected annual after-tax distributions of approximately $35,000, funded by loans against the cash surrender value of the Split-dollar Policy. In addition, the Split-dollar Policy is intended to provide the Executive with a projected death benefit of $750,000. Neither the insurance company nor the Bank has guaranteed any minimum cash value under the Supplemental Plan. To fund the annual premium on the Split-dollar Policy and mitigate the obligations under this Plan, the Bank has purchased an additional life insurance policy on the Executive's life (the "BOLI Policy") with an initial deposit of $1.5 million. The amount of the BOLI Policy has been calculated so that the projected increases in its cash surrender value will substantially offset the Bank's expense related to the Split-dollar Policy.

401(k) Retirement Savings Plan

      During the fourth quarter of 1994, the Bank adopted a retirement savings plan intended to comply with Section 40l(k) of the Internal Revenue Code of 1986. Employees become eligible to participate after six months of service, and will thereafter participate in the 401(k) plan for any year in which they have been employed by the Bank for at least 501 hours. In general, amounts held in a participant's account are not distributable until the participant terminates employment with the Bank, reaches age 59 1/2, dies or becomes permanently disabled.

      Participants are permitted to authorize pre-tax savings contributions to a separate trust established under the 401(k) plan, subject to limitations on deductibility of contributions imposed by the Internal Revenue Code. The Bank makes matching contributions of $.25 for every dollar of deferred salary, up to 6% of each participant's annual compensation. Each participant is 100% vested at all times in employee and employer contributions. The Corporation's matching contributions to the 40l(k) plan for 2001 was $47,000.

Insurance

      All eligible full time employees of the Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and a prescription drug plan. The Bank pays the total cost of the plans for employees with the exception of medical, in which there is cost sharing by the employees and a co-payment required by the employees for the prescription drug plan.

                          Corporation Performance Graph

      The following graph presents the five year cumulative total return on DNB Financial Corporation's common stock, compared to the S&P 500 Index and the S&P Financial Index for the five year period ended December 31, 2001. The comparison assumes that $100 was invested in the Corporation's common stock and each of the foregoing indices and that all dividends have been reinvested.



                             CORPORATION PERFORMANCE
                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     AMONG DNB FINANCIAL CORP., the S&P 500 INDEX & the S&P FINANCIAL INDEX

                                [OBJECT OMITTED]

(The Performance Graph appears here. See the table below for plot points.)

                                                       December 31,
                                1996       1997       1998      1999       2000       2001
S&P 500 Index                  100.00     137.29     188.13     237.80     212.21     189.69
S&P 500 Financial Index        100.00     145.22     164.46     171.03     215.08     195.91
DNB Financial Corp.            100.00     106.67     222.28     134.31     123.24     189.44


                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

      The Corporation's independent auditors for the fiscal year ended December 31, 2001 were KPMG LLP. The Corporation's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the fiscal year ending December 31, 2002 subject to ratification of such appointment by the stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Corporation's annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP (in thousands).

     Audit fees, excluding audit related                                   $ 72
                                                                        =======

     Financial information systems design and implementation (1)           $ --
                                                                        =======

     All Other Fees:
     Audit related fees (2)                                                $ 19
     Other non-audit services (3)                                             2
                                                                        -------
     Total all other fees                                                  $ 21
                                                                        =======

      (1) Financial information systems design and implementation consisted of consulting for enterprise-wide financial information system.

      (2) Audit related fees consisted principally of issuance of letters to underwriters, audits of financial statements of certain employee benefit plans, audits of certain businesses acquired during the year, review of registration statements and issuance of consents.

      (3) Other non-audit fees consisted of tax compliance and actuarial services.


Consideration of Non-audit Services Provided by the Independent Accountant

      The audit  committee has  considered  whether the services  provided under
other  non-audit   services  are  compatible  with   maintaining  the  auditor's
independence.


                   Audit Committee and Audit Committee Report

      In accordance with and to the extent permitted by applicable law or regulation, the information contained in this section of the Proxy Statement regarding the Audit Committee, the Report of the Audit Committee and the Audit Committee charter shall not be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Audit Committee

      The Board of Directors of the Corporation has appointed an Audit Committee composed of five (5) directors, each of whom is independent as defined in Rule 4200(a) of the National Association of Securities Dealers' ("NASD") listing standards, as applicable and as it may be modified or supplemented. The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Corporation's accounting functions and internal controls. Management is responsible for the Corporation's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

Audit Committee Report

      Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Corporation's Board of Directors submits the following report:

                     Audit Committee Report to Shareholders

      In connection with its responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December
31, 2001 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

      Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

                                                    Respectfully submitted,

                                                    THE AUDIT COMMITTEE
                                                    James H. Thornton,  Chairman
                                                    Robert J. Charles
                                                    Thomas R. Greenleaf
                                                    Joseph G. Riper
                                                    Louis N. Teti



Audit Committee Charter

         The Audit Committee has adopted a charter. A copy of the charter was attached to the Corporation's Proxy Statement for the Corporation's annual shareholder meeting held in 2001.

Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the ratification of KPMG LLP as the independent auditors of the Corporation.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE CORPORATION.


Stockholder Proposals

      To be eligible for inclusion in the Corporation's proxy materials relating to the Annual Meeting of Stockholders to be held in 2003, a stockholder proposal must be received by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement, not later than November 20, 2002. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

      In connection with the Corporation's 2003 annual meeting and pursuant to Rule 14a-4 under the Exchange Act, if the shareholder's notice is not received by the Corporation on or before February 3, 2003, the Corporation (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

Other Matters Which May Properly Come Before The Meeting

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

      A COPY OF THE FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF THE RECORD DATE UPON WRITTEN REQUEST TO BRUCE E. MORONEY, DNB FINANCIAL CORPORATION, 4 BRANDYWINE AVENUE, DOWNINGTOWN, PA 19335-0904 OR BY CONTACTING MR. MORONEY AT 610-873-5253 OR bmoroney@ dnb4you.com.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Ronald K. Dankanich
                                              Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania
March 20, 2002


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 REVOCABLE PROXY
                            DNB FINANCIAL CORPORATION

 [ X ] PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 2002

The undersigned hereby constitutes and appoints Richard D. Thatcher, L. Ruth Patterson and Brian R. Formica and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of DNB Financial Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the Central Presbyterian Church, 100 W. Uwchlan Avenue, Downingtown, Pennsylvania on Tuesday, April 30, 2002 at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows with respect to the following matters as described in the Proxy Statement:


Please be sure to sign and date this Proxy in the box below.  Date____________

-----------------------------------------------------------


-----------------------------------------------------------
Stockholder sign above            Co-holder (if any) sign above


                                                  With-    For All
                                           For    held     Except
1.  ELECTION OF DIRECTORS: for all        [   ]   [   ]     [   ]
nominees listed below (except as
marked to the contrary below):

Thomas R. Greenleaf, Louis N. Teti and James H. Thornton

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


----------------------------------------------------------------


2.  To ratify the appointment of KPMG, LLP          For   Against  Abstain
as the independent auditor for the fiscal          [   ]   [   ]     [   ]
year ending December 31, 2002.


                            ------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.
                            DNB FINANCIAL CORPORATION


-------------------------------------------------------------------------------
Please sign exactly as your name appears on this card, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.
              WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
             PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD
                       TODAY, USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PROTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

------------------------------

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